Exhibit 10.21

FORM

OF

AMENDMENT

TO

SELLING STOCKHOLDER AGREEMENT

                THIS AMENDMENT (“Amendment) is by and between Trans World Corporation, a Nevada corporation (the “Company”), and the undersigned (the “Selling Stockholder”).

                WHEREAS, the Company and the Selling Stockholder entered into a Selling Stockholder Agreement (the “Selling Stockholder Agreement”) for the sale of a number of unregistered shares of the Common Stock of the Company;

                WHEREAS, the Company and the Selling Stockholder desire to amend the Selling Stockholder Agreement hereby;

                NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and the Selling Stockholder do hereby covenant and agree as follows:

                1.  This Amendment amends the Selling Stockholder Agreement pursuant to Section 19 of the Selling Stockholder Agreement and is approved, adopted and effectuated in accordance therewith.

                2.  Unless defined herein or unless the context shall require otherwise, all defined terms contained in the Selling Stockholder Agreement shall have the same respective meanings in this Amendment as such defined terms are given in the Selling Stockholder Agreement.  Terms defined in this Amendment and not defined in the Selling Stockholder Agreement shall have the meanings set forth herein.

                3.  As used in this Amendment, except as otherwise expressly provided or unless the context shall otherwise require:  (a) this “Amendment” means this instrument as originally executed or as it may, from time to time, be amended as permitted pursuant to the applicable provisions of the Selling Stockholder Agreement; and (b) all references in this Amendment to “Sections” and other subdivisions are to the designated sections and other subdivisions of this Amendment as originally executed.

                4.  Except as amended by this Amendment, the Selling Stockholder Agreement shall remain in full force and effect as to the matters covered therein.

                5.  All covenants and agreements in this Amendment by the Company and the Selling Stockholder shall bind the Company and the Selling Stockholder and their respective successors and permitted assigns.

                6.  Nothing in this Amendment or in the Selling Stockholder Agreement, express or implied, shall give any person or entity, other than the parties hereto and their respective successors and permitted assigns, any benefit or any legal or equitable rights, remedy or claim under this Amendment.

                7.  The Company and the Selling Stockholder hereby agree to amend the Selling Stockholder Agreement as follows:

                                a. There shall be added to Section 2 of the Selling Stockholder Agreement the following subsection (i):

“(i)  With a view to making available to the Selling Stockholder the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Selling Stockholder to sell shares of the Registrable Securities to the public without registration, the Company covenants and agrees to:  (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Exchange Act of 1934, as amended (the “1934 Act”); and (iii) furnish to each Selling Stockholder upon request, as long as such Selling Stockholder owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Selling Stockholder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.”

                                b. The first sentence of Section 5(c) of the Selling Stockholder Agreement shall be deleted in its entirety and replaced with:

“The Selling Stockholder hereby acknowledges receipt of the Company’s Insider Trading Policy, a copy of which is attached hereto as Exhibit B.”

                                c. After the last sentence in Section 5(c) of the Selling Stockholder Agreement, there shall be added the following:

“For not more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by suspending the use of any Prospectus included in any registration contemplated by this Section containing such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided, that the Company shall promptly (i) notify the Selling Stockholder in writing of the existence of (but in no event, without the prior written consent of the Selling Stockholder, shall the Company disclose to such Selling Stockholder any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (ii) advise the Selling Stockholder in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (iii) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.”

                                d. After the last sentence in Section 7(b), there shall be added the following:

“In no event shall the liability of the Selling Stockholder be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Selling Stockholder in connection with any claim relating to this Section 7 and the amount of any damages such Selling Stockholder has otherwise been required to pay by reason of such untrue statement or omission) received by such Selling Stockholder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.”

                                e. There shall be added to Section 7 the following subsection (e):

“(e)  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 7 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.”

                8.  The Company and the Selling Stockholder hereby ratify and reaffirm all of the terms and conditions of the Selling Stockholder Agreement as specifically amended hereby by this Amendment.  No changes, modifications or additions are made to the Selling Stockholder Agreement other than as set forth herein.

                9.  This Amendment may be executed in counterparts, all of which shall constitute one and the same instrument and each of which shall be, and shall be deemed to be, an original.

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SIGNATURE PAGE

                The parties have caused this Amendment to the Selling Stockholder Agreement to be duly executed and delivered by the Company and the individual stockholder or by its duly authorized officers or representatives as of the date and year set forth below.

COMPANY:	TRANS WORLD CORPORATION
545 Fifth Avenue
Suite 940
New York, New York 10017

By:

Name:

Title:

Date: , 2006

SELLING STOCKHOLDER

Name of
Selling
Stockholder:
(Please Print)

By:
(Sign Here)

By:

(Sign Here. If the Registrable Securities are held by more than one person or entity, all such persons or entities must sign. For individuals in community property states, your spouse must sign here even if the spouse is not a registered or beneficial owner.)

Title:

Date: , 2006